SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of PharmChem, Inc., a Delaware corporation (the “Company”), will be held on May 13, 2003, at 10:00 a.m., local time, at the Company’s Corporate Headquarters, 4600 North Beach Street, Haltom City, Texas 76137 for the following purposes:

     1.   To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2.   To ratify the appointment of KPMG LLP as independent auditors for the Company for the 2003 fiscal year.

     3.   To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

David A. Lattanzio Secretary

Haltom City, Texas April 19, 2003

IMPORTANT:	Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE OFFICERS COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS AND COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A

4600 North Beach Street
Haltom City, Texas 76137

PROXY STATEMENT FOR 2003

ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited by the Board of Directors of PharmChem, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 13, 2003, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s Corporate Headquarters, 4600 North Beach Street, Haltom City, Texas 76137. The Company’s telephone number is (817) 605-5300.

     The proxy solicitation materials were mailed on or about April 19, 2003, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date

     Stockholders of record at the close of business on April 1, 2003 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date, 5,852,593 shares of the Company’s Common Stock were issued and outstanding.

Voting and Solicitation; Quorum

     Each stockholder of record as of the record date is entitled to one vote for each share held. The presence, in person or by proxy, of a majority of the shares outstanding on the record date constitutes the quorum required to transact business at the Annual Meeting. Under Delaware law, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     As permitted under Delaware law, the Bylaws of the Company do not provide for cumulative voting for the election of directors. Therefore, the affirmative vote of a plurality of the votes duly cast is required for the election of a director. Abstention and broker “non-votes” are not counted for the purposes of the election of directors. For each other item, the affirmative vote of a majority of the shares, present in person or represented by proxy, will be required for approval. An abstention is counted as a vote against and a broker “non-vote” is not counted for purposes of approving such other items.

     An automated system administered by the Company’s transfer agent tabulates the proxies received prior to the date of the Annual Meeting. Proxies received on the date of the Annual Meeting at or prior to the time of voting are tabulated manually by a representative of the Company.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. The Company may also retain a professional solicitor to assist in the solicitation of proxies, at a cost estimated not to exceed $4,500 plus out-of-pocket expenses.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company no later than December 20, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company’s Bylaws provide that, to be timely, a stockholder’s notice of a proposal (whether or not for inclusion in the proxy statement and form of proxy) or director nomination to be presented at an annual meeting must be delivered to and received by the Secretary of the Company at least ninety days in advance of the anniversary date of the preceding year’s annual meeting. Such advance notice must be delivered to and received by the Secretary of the Company no later than February 12, 2004 in order to be timely for the 2004 Annual Meeting of Stockholders. The Bylaws of the Company further require that such a proposal, among other things, include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and the age, address and principal occupation or employment of a nominee for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company’s Common Stock as of January 31, 2003, by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock, by each director, by the Chief Executive Officer, by each of the four most highly compensated executive officers other than the Chief Executive Officer and by all directors and executive officers as a group. Such figures are based upon information furnished by the persons named.

	Number	Percent of
Name	of Shares	Total(16)

Palo Alto Investors LLC(1)	1,595,935	26.6%
470 University Avenue Palo Alto, CA 94301
Micro Cap Partners, LP(2)	629,000	10.5%
470 University Avenue Palo Alto, CA 94301
Willow Creek Capital Management(3)	595,700	9.9%
300 Drake’s Landing Road, Suite 230 Greenbrae, CA 94904
Weintraub Capital Management, LLC(4)	585,200	9.7%
909 Montgomery Street, Suite 400 San Francisco, CA 94133
Prism Partners II Offshore Fund(5)	321,860	5.4%
909 Montgomery Street, Suite 400 San Francisco, CA 94133
Dimensional Fund Advisors Inc.(6)	297,700	5.0%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Joseph W. Halligan(7)	410,730	6.8%
Neil A. Fortner(8)	112,625	1.9%
Joseph L. Kurta (9)	500	*
David A. Lattanzio(10)	172,250	2.9%
Bryan C. Merryman (11)	12,875	*
Baburaj K. Parakkal (12)	35,375	*
Richard D. Irwin (13)	214,006	3.6%
Stephen I. Schorr(14)	13,075	*
Donald R. Stroben(15)	26,835	*
All executive officers and directors as a group (9 persons)	998,271	16.6%

*	Less than 1.0%

(1)	William L. Edwards, the president and controlling shareholder of Palo Alto Investors LLC, may be deemed to be a beneficial owner of the shares of which Palo Alto Investors LLC is deemed to be a beneficial owner. Palo Alto Investors LLC, a registered investment adviser, is deemed a beneficial owner by virtue of its voting and dispositive power with respect to shares held in discretionary accounts for the benefit of clients or as a general partner of partnerships holding such shares. Palo Alto Investors and Mr. Edwards have shared voting and dispositive power with respect to 1,477,612 of such shares and Mr. Edwards has sole voting power with respect to 118,323 shares held by Mr. Edwards individually. Of these shares, 554,000 are held and managed for the benefit of Micro Cap Partners, LP and 75,000 shares are subject to immediately exercisable warrants held by Micro Cap Partners, LP; these 629,000 shares have also been included in the number of shares beneficially owned by Micro Cap Partners, LP (footnote 2 below). Palo Alto Investors, Inc., a California corporation, is the sole manager of Palo Alto Investors

LLC, and as such may be deemed a beneficial owner of all of the shares of which Palo Alto Investors LLC may be deemed to be a beneficial owner.

(2)	Of these shares, 554,000 are held and managed for the benefit of Micro Cap Partners, LP by Palo Alto Investors LLC, the general partner of Micro Cap Partners, LP. Micro Cap Partners, LP has shared voting and dispositive power with respect to such shares. These shares also include 75,000 shares subject to immediately exercisable warrants by Micro Cap Partners, LP. All of such shares have also been included in the number of shares beneficially owned by Palo Alto Investors LLC. See footnote 1 above.

(3)	Aaron H. Braun, the controlling shareholder of Willow Creek Capital Management and member and controlling owner of WC Capital Management, LLC, may be deemed to be a beneficial owner of the shares held and managed by WC Capital Management, LLC and Willow Creek Capital Management, each of which is a registered investment adviser. Willow Creek Capital Management is the manager of WC Capital Management, LLC, an investment adviser to certain investment limited partnerships. Each of Aaron H. Braun, Willow Creek Capital Management and WC Capital Management, LLC have shared voting and dispositive power with respect to all of such shares.

(4)	Jerald M. Weintraub, managing general partner of Weintraub Capital Management, LLC, may be deemed a beneficial owner of the shares of which Weintraub Capital Management, LLC is deemed a beneficial owner. Weintraub Capital Management, LLC, a registered investment adviser, is deemed a beneficial owner by virtue of its voting and dispositive power with respect to such shares. Weintraub Capital Management, LLC, Jerald M. Weintraub and Prism Partners II Offshore Fund have shared voting and dispositive power with respect to 321,860 of such shares. Such shares have also been included in the number of shares beneficially owned by Prism Partners II Offshore Fund (footnote 5 below).

(5)	Jerald M. Weintraub, managing general partner of Weintraub Capital Management, LLC and Weintraub Capital Management, LLC, a registered investment adviser to and general partner of Prism Partners II Offshore Fund, may be deemed to be beneficial owners of the shares held by Prism Partners II Offshore Fund. Prism Partners I, L.P., Jerald M. Weintraub and Weintraub Capital Management, LLC have shared voting and dispositive power with respect to all of such shares. Such shares have also been included in the number of shares beneficially owned by Weintraub Capital Management, LLC. See footnote 4 above.

(6)	Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the “Funds”). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 297,700 shares held by the Funds and may be deemed to be the beneficial owner of such shares. However, all of such shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares.

(7)	These shares include 16,000 owned directly by Mr. Halligan and 394,730 which are purchasable by Mr. Halligan within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Halligan is a director and Chief Executive Officer of the Company.

(8)	These shares include 7,000 owned directly by Mr. Fortner and 105,625 which are purchasable by Mr. Fortner within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Fortner is an executive officer of the Company.

(9)	These shares are owned directly by Mr. Kurta who resigned as an executive officer of the Company effective November 15, 2002.

(10)	These shares include 6,000 owned directly by Mr. Lattanzio and 166,250 which are purchasable by Mr. Lattanzio within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Lattanzio is an executive officer of the Company.

(11)	These shares include 1,000 owned directly by Mr. Merryman and 11,875 purchasable within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Merryman is an executive officer of the Company.

(12)	These shares include 1,000 owned directly by Mr. Parakkal and 34,375 which are purchasable by Mr. Parakkal within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Parakkal is an executive officer of the Company.

(13)	These shares include 19,000 owned directly by Mr. Irwin, 20,000 purchasable within 60 days of January 31, 2003, pursuant to outstanding options and 37,500 subject to immediately exercisable warrants held by Mr. Irwin. These shares also include 37,386 held by partnerships of which Mr. Irwin is the general partner, 37,500 subject to immediately exercisable warrants that are held by one of such partnerships, 6,605 held by a corporation in which Mr. Irwin is a director, officer and controlling shareholder, 6,015 held by revocable trusts of which Mr. Irwin is the trustee and 50,000 held in the Virginia Irwin Charitable Remainder Unitrust of which Mr. Irwin is the trustee. Mr. Irwin has sole voting and dispositive power with respect to all of such shares. Mr. Irwin is a director of the Company.

(14)	These shares include 6,200 owned directly by Mr. Schorr and 6,875 which are purchasable by Mr. Schorr within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Schorr is a director of the Company.

(15)	These shares include 1,835 owned by a revocable trust of which Mr. Stroben is trustee and 25,000 which are purchasable by Mr. Stroben within 60 days of January 31, 2003, pursuant to outstanding options. Mr. Stroben is a director of the Company.

(16)	Percent of the total is based upon 5,852,593 shares outstanding plus 150,000 of shares contingently issuable upon exercise of warrants — see page 9.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and the holders of 10% or more of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based upon a review of Forms 3 and 4, and written representations of the Company’s directors, executive officers and 10% stockholders that Forms 5 were not required to be filed by them, the Company believes that all reports required pursuant to Section 16(a) with respect to the 2002 fiscal year were timely filed.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The Audit Committee consists of the following members of the Board of Directors: Stephen I. Schorr, Chairman, Richard D. Irwin and Donald R. Stroben. Each member meets the independence standards currently prescribed by Nasdaq. The Audit Committee met five times during fiscal year 2002. The Audit Committee’s primary duties and responsibilities include appointment of the independent auditors, evaluation of the performance and independence of such auditors and review of the annual audited financial statements and the quarterly financial statements, as well the adequacy of the Company’s internal controls. These duties and responsibilities are more specifically set forth in the charter of the Company’s Audit Committee, as revised by the Company’s Audit Committee and Board of Directors on March 18, 2003, included in this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee any issues they believe should be raised.

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the results of the audit and the other matters required by Statements of Auditing Standards No. 61 (Codification of Statements on Auditing Standards). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from the Company. The Audit Committee reviewed KPMG LLP’s provision of non-audit services and determined that the provision of such services is compatible with maintaining KPMG LLP’s independence.

     The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the quality of the Company’s financial reporting and the integrity of the Company’s financial reporting process and systems of internal controls. The Audit Committee has also discussed with management of the Company and with KPMG LLP such other matters and received such assurances from them as it deemed appropriate.

     Based on the foregoing review and discussion and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year 2003.

Richard D. Irwin
Stephen I. Schorr
Donald R. Stroben

REPORT OF THE OFFICERS COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The Officers Compensation Committee (the “Compensation Committee”) of the Board of Directors consists of Richard D. Irwin, Chairman, and Donald R. Stroben, each of whom is an outside director. The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the Company’s executive officers and administers the Company’s 1988 Incentive Stock Plan (which expired in 1998), the 1997 Equity Incentive Plan and the 1992 Director Option Plan.

     The philosophy used by the Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries, annual bonuses, auto allowances and housing allowances and the granting of stock options. Where appropriate, relocation benefits are paid to attract and retain key individuals. The recruitment and retention of key employees (including executive officers) is subject to intense competition which often makes it quite difficult to locate, hire and/or retain qualified personnel.

     Salaries of executive officers have been negotiated between the Company and each executive officer and are based on such factors as salaries paid by similar companies for similar positions, the skills, training and experience of the individual executive officer and the availability of persons with similar abilities. The companies that the Compensation Committee considers to be similar to the Company for purposes of making such determination are principally those companies against which the Company competes for executive personnel, namely, other companies in the business of providing drug testing, clinical testing and related services. The Compensation Committee also reviews salaries of executive officers of companies outside the industry whose size approximates that of the Company. The Compensation Committee believes that it has an adequate knowledge of the compensation levels of such other companies as a result of information available to the public, data gathered from time to time by independent consultants (including a study by a national compensation group of compensation paid in 2002 in related industries), information gathered through recruitment efforts and compensation negotiations directed at candidates employed by such other companies, and interactions between the Company’s personnel and the personnel of such other companies.

     Based on the information it has been able to gather with respect to companies in the business of providing drug and clinical testing and related services, the Compensation Committee believes that the salaries of the Company’s executive officers, as well as the total compensation (salaries and bonuses) paid to such executive officers, are below the mean of the executive salary levels and total compensation packages of such other companies. When the value of “in-the-money” stock options is taken into consideration (see page 12), the total compensation of the Company’s executive officers is significantly below the mean of the executive compensation of these other companies.

     In its annual review and adjustment of executive officers’ salaries, the Compensation Committee typically takes into account the performance of the individual executive officer during the prior year, increases in the cost of living, and the executive officer’s participation in strategic projects of long-term benefit to the Company such as improvement of laboratory process-flow programs, turn around time, cost reduction programs, sales growth, increases in average laboratory selling prices and gross margins, product sales as a percentage of total sales and overall profitability. In 2002, the Compensation Committee particularly took into account the effort expended to relocate to Texas in order for the Company to benefit from considerable cost and logistical advantages and the major reduction in the cost structure of the Company which mitigated the impact of lower sales. The Committee also considered the favorable results of ten laboratory inspections conducted by federal and local regulatory agencies, the successful transition of several customers to the Company’s web-based services, the ability to maintain the momentum of sales of higher margin products and other non-laboratory services, thereby limiting the sales decrease in this category to only 5%, the successful sale of Medscreen at an attractive multiple, the reduction in the days of receivables outstanding from 63 in 2001 to 57 in 2002, the foregoing of salary increases and bonus awards to executive officers in 2001 and the objective of maintaining continuity of management. Further, the Compensation Committee took into consideration in 2002 its view that stock options are not providing the incentive impact expected as more fully described below. After giving due consideration to all of these factors, the Committee concluded that salary increases and bonus awards were appropriate for 2002.

     In determining the salary increase and bonus of any particular executive officer, the Compensation Committee has considered those elements of the Company’s operations within the scope of authority of the particular executive. The emphasis placed on any particular element of the Company’s operations depends on the nature of the executive officer’s responsibilities. For example, revenues, product sales and average laboratory selling prices are scrutinized more closely in setting the compensation level of an officer in charge of sales or customer service functions than an officer in charge of laboratory operations or scientific matters. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Compensation Committee. The Compensation Committee believes that, because the Chief Executive Officer is responsible for the overall operations of the Company, his personal performance should be judged based on the performance of the Company as a whole and the factors noted above as they relate to the entire Company.

     The Compensation Committee has traditionally taken a conservative approach to salary increases, choosing to provide incentives to executive officers primarily through the Company’s bonus plan and stock options. Total compensation to executive officers in 2002, based on the “Salary,” “Bonus,” “Other Annual Compensation” and “All Other Compensation” captions in the Summary Compensation Table which follows, decreased 5.0% from the prior year (but increased 11.2% if relocation expenses paid in 2001 are not considered). The total compensation paid to Mr. Halligan in 2002 represented a 15.4% increase from the compensation paid to Mr. Halligan in 2001. The increase in total compensation paid to all executive officers as well as that of Mr. Halligan (when relocation expenses paid in 2001 are not considered) is primarily the result of bonuses being awarded in 2002 while none were awarded in 2001. In 2002, bonuses paid to executive officers as a percentage of base salaries were 13.0%; in 2000, this was 41.0%. No bonuses were paid in 2001 (other than the hiring bonus paid to Mr. Merryman).

     Options and stock purchase rights were granted under the Company’s 1988 Incentive Stock Plan (which expired in 1998) and are granted under the 1997 Equity Incentive Plan (the “Plans”) in order to give employees a stake in the long term success of the Company. Awards to executive officers are generally made at the time of their employment with the Company, and from time to time thereafter within the discretion of the Compensation Committee. The factors considered by the Compensation Committee in determining the timing of grants under the Plans, and the number of shares subject thereto, are similar to the factors considered by the Compensation Committee in adjusting base salary. The per share exercise price for all of the options currently held by the Company’s officers is higher than the current per share market price of the Company’s Common Stock and has been for some time. Therefore, it is unlikely that the officers would exercise such options and, as a result, they may not have the incentive effect that the Company intends such stock options to have on its officers and other employees.

     Options granted in fiscal 2002 to purchase shares of the Company’s Common Stock were as follows:

Name	Position	No. of Shares

Joseph W. Halligan Neil A. Fortner Joseph L. Kurta David A. Lattanzio Bryan C. Merryman Baburaj K. Parakkal	President and Chief Executive Officer
Vice President, Laboratory Operations
Former Vice President, Sales and Marketing
Vice President, Chief Financial Officer and Secretary
Vice President, Customer Service
	Vice President, Information Systems	20,000 20,000 20,000* 20,000 10,000 10,000

*	Mr. Kurta resigned effective November 15, 2002 and these options have expired.

     Option grants under the Company’s 1992 Director Option Plan are automatic and nondiscretionary.

     Monthly housing allowances have been approved for certain executive officers, including the Company’s Chief Executive Officer, and are approved by the Compensation Committee annually.

     The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by corporations of executive compensation in excess of $1 million per executive per year. The Compensation Committee currently does not intend to adopt a policy attempting to qualify any portion of the compensation paid to its executive officers, other than stock options granted under the 1997 Equity Incentive Plan, for an exemption from the deductibility limitations of Section 162(m). The non-equity based compensation paid to the Chief Executive Officer and the four highest paid other executive officers in fiscal year 2002, and expected to be paid in fiscal year 2003, does not exceed $1 million for any individual.

Richard D. Irwin
Donald R. Stroben

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers of PharmChem

     Information listed under the caption “Executive Officers of PharmChem” at the end of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is incorporated in this Proxy Statement by reference.

Compensation Committee Interlocks and Insider Participation

     The Officers Compensation Committee of the Company’s Board of Directors is composed of two non-employee directors, Richard D. Irwin and Donald R. Stroben. No interlocking relationship exists between the Company’s Board of Directors or Officers Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Transactions

     In 2002, housing allowances of $6,305, $10,842 and $27,600 were paid to Messrs. Halligan, Fortner and Lattanzio, respectively.

     In September 2001, the Company entered into transactions with each of Micro Cap Partners, LP, a beneficial owner of more than 5% of the Company’s Common Stock, Richard D. Irwin, a director of the Company, and a partnership of which Mr. Irwin is the general partner, pursuant to which the Company issued unsecured subordinated promissory notes in the amount of $750,000 to Micro Cap Partners, LP and $375,000 to each of Mr. Irwin and such partnership. In addition, each of such note holders received (without additional consideration) warrants to purchase 75,000 shares of the Company’s Common Stock in the case of Micro Cap Partners, LP and 37,500 shares of the Company’s Common Stock in the case of each of Mr. Irwin and such partnership. Interest on the notes, which mature in September 2003, accrues at a rate of 9% per annum and is payable annually during the term of the notes. The warrants are immediately exercisable at an exercise price of $3.00 per share and expire in September 2006.

Cash Compensation

Summary Compensation Table

     The following table sets forth the compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2002 (except as otherwise noted).

					Long Term
					Compensation
		Annual Compensation			Awards

					Number of
					Shares of
					Common Stock
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options Granted	Compensation
Name and Principal Position	Year	($)	($)	($) (1)	(#)	($)

Joseph W. Halligan	2002	347,000	52,000	6,305	20,000	10,476	(2)
President and Chief	2001	341,231	0	9,552	10,000	9,453	(3)
Executive Officer	2000	316,077	170,000	14,280	10,000	2,139	(4)
Neil A. Fortner	2002	172,581	26,000	10,842	20,000	10,169	(5)
Vice President, Laboratory	2001	158,205	0	35,237	10,000	113,840	(6)
Operations	2000	141,932	50,000	35,237	10,000	7,981	(7)
Joseph L. Kurta	2002	155,316	0	4,985	20,000	9,904	(8)
Vice President, Sales and	2001	153,462	0	5,400	10,000	38,927	(9)
Marketing	2000	140,154	50,000	5,400	10,000	8,672	(10)
David A. Lattanzio	2002	187,000	28,000	27,600	20,000	10,309	(11)
Vice President,	2001	187,135	0	27,600	10,000	9,923	(12)
Chief Financial Officer and Secretary	2000	168,500	80,000	27,600	10,000	7,680	(13)
Bryan C. Merryman	2002	128,769	20,000	0	10,000	8,625	(14)
Vice President, Customer Service	2001	121,115	20,000	0	20,000	80,330	(15)
	2000	20,000	0	0	0	0	(16)
Baburaj K. Parakkal	2002	140,000	21,000	0	10,000	11,230	(17)
Vice President,	2001	135,846	0	0	10,000	15,118	(18)
Information Systems	2000	109,257	50,000	0	10,000	5,624	(19)

(1)	Housing allowances in the case of Messrs. Halligan, Fortner and Lattanzio and an auto allowance in the case of Mr. Kurta.

(2)	Includes $8,628, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,000 for the Company matching contribution to the 401(k) plan.

(3)	Includes $7,612, $432 and $149 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,260 for the Company matching contribution to the 401(k) plan.

(4)	Includes $1,008, $612 and $519 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

(5)	Includes $8,418, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $903 for the Company matching contribution to the 401(k) plan.

(6)	Includes $8,127, $432 and $259 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, $1,260 for the Company matching contribution to the 401(k) plan, and $103,762 paid for relocation expenses.

(7)	Includes $6,106, $488 and $276 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,111 for the Company matching contribution to the 401(k) plan.

(8)	Includes $8,411, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $645 for the Company matching contribution to the 401(k) plan. Mr. Kurta resigned as an executive officer of the Company effective November 15, 2002.

(9)	Includes $7,972, $432 and $259 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, $936 for the Company matching contribution to the 401(k) plan, and $29,328 paid for relocation expenses.

(10)	Includes $7,678, $487 and $275 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $232 for the Company matching contribution to the 401(k) plan.

(11)	Includes $8,411, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,050 for the Company matching contribution to the 401(k) plan.

(12)	Includes $7,972, $432 and $259 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,260 for the Company matching contribution to the 401(k) plan.

(13)	Includes $5,525, $578 and $327 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $1,250 for the Company matching contribution to the 401(k) plan.

(14)	Includes $7,592, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $185 for the Company matching contribution to the 401(k) plan.

(15)	Includes $5,969, $432 and $259 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $73,670 paid for relocation expenses. The bonus paid to Mr. Merryman in 2001 was a hiring incentive.

(16)	Mr. Merryman joined the Company as Vice President, Customer Service on November 1, 2000.

(17)	Includes $6,039, $443 and $405 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, $506 for the Company matching contribution to the 401(k) plan and $3,837 reimbursement under the Company’s tuition reimbursement plan.

(18)	Includes $5,969, $432 and $259 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, $606 for the Company matching contribution to the 401(k) plan and $7,852 paid for relocation expenses.

(19)	Includes $4,620, $334 and $200 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $470 for the Company matching contribution to the 401(k) plan. Mr. Parakkal was appointed Vice President, Information Systems on December 4, 2000; however, the salary shown represents his compensation for the entire year. The bonus in 2000 is the award paid as a result of his performance as Director – Information Systems.

Options

     The following sets forth, as to the executive officers named in the Summary Compensation Table, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal 2002, and held at the end of fiscal 2002.

Option Grants in Fiscal 2002

     Options for the purchase of Common Stock granted during fiscal year 2002 to the executive officers named in the Summary Compensation Table are presented below.

					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation for Option
	Individual Grants				Term (3)

	Number of Shares of	% of Total
	Common Stock	Options
	Underlying Options	Granted	Exercise or
	Granted	To Employees In	Base Price	Expiration
	(#) (1)	Fiscal Year (2)	($/Sh)	Date	5% ($)	10% ($)

Joseph W. Halligan	20,000	17.4%	$0.65	4/3/2012	$8,180	$20,720
Neil A. Fortner	20,000	17.4%	$0.65	4/3/2012	$8,180	$20,720
Joseph L. Kurta	20,000	17.4%	$0.65	*	*	*
David A. Lattanzio	20,000	17.4%	$0.65	4/3/2012	$8,180	$20,720
Bryan C. Merryman	10,000	8.7%	$0.65	4/3/2012	$4,090	$10,360
Baburaj K. Parakkal	10,000	8.7%	$0.65	4/3/2012	$4,090	$10,360

*	Mr. Kurta resigned effective November 15, 2002 and these options have expired.

(1)	All options vest in 16 equal quarterly installments commencing the first day of the calendar quarter following the date of grant.

(2)	Total number of shares subject to options granted to employees in fiscal 2002 was 115,000, which excludes options granted to non-employee directors.

(3)	The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of fiscal 2002 granted options, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company’s estimate or` projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder’s continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises in Fiscal 2002 and Fiscal 2002 Year-End Option Values

			Number of
			Shares of	Value of
			Common Stock	Unexercised
			Underlying	In-the-Money
			Unexercised	Options
			Options at FY-End (#)	At FY-End ($)
	Shares Acquired	Value Realized	Exercisable/	Exercisable/
Name	on Exercise (#)	($)	Unexercisable	Unexercisable

Joseph W. Halligan	0	0	392,230 / 26,250	$0 / $0
Neil A. Fortner	0	0	102,500 / 27,500	$0 / $0
Joseph L. Kurta	0	0	*	*
David A. Lattanzio	0	0	163,750 / 26,250	$0 / $0
Bryan C. Merryman	0	0	10,000 / 20,000	$0 / $0
Baburaj K. Parakkal	0	0	32,500 / 17,500	$0 / $0

*     Mr. Kurta resigned effective November 15, 2002 and all options have expired.

Equity Compensation Plan Information

          The following table sets forth certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2002.

	(a)	(b)	(c)

	Number of securities		Number of securities remaining
	to be issued upon		available for future issuances
	exercise of outstanding	Weighted-average exercise	under equity compensation plans
	options, warrants	price of outstanding options,	(excluding securities reflected in
Plan Category	and rights	warrants and rights	column(a))

Equity compensation plans Approved by security holders*	880,480	$2.37	81,441
Equity compensation plans not approved by security holders	NA	NA	NA

Total	880,480	$2.37	81,441

*          461,921 shares have been issued under the 1988 Incentive Stock Plan at a weighted average exercise price of $2.40; this Plan expired in April, 1998 and no further awards will be made under this Plan. 418,559 shares have been issued under the 1997 Plan at a weighted average exercise price of $2.34 and 81,441 shares remain available for grant thereunder.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

          Set forth below is a line graph comparing the cumulative total returns for the five years ended December 31, 2002 of a $100 investment on December 31, 1997 in the Company’s Common Stock, the Standard & Poors Small Cap 600 Composite Index and the Standard & Poors Small Cap Healthcare Index (excluding Biotechnology). The graph assumes that all dividends, if any, were reinvested.

	1997	1998	1999	2000	2001	2002

PharmChem, Inc.	100.00	76.19	-28.38	-3.77	-70.20	-75.79

S&P Small Cap 600 Composite Index	100.00	-1.31	12.40	11.80	6.54	-14.63

S&P Small Cap Healthcare Index (excluding Biotechnology)	100.00	11.47	-19.70	67.82	5.58	-23.36

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

     A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four (4) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

		Director
Name	Age	Since	Principal Occupation

Joseph W. Halligan	58	1995	President and Chief Executive Officer of the Company
Richard D. Irwin	67	1987	President of Grumman Hill Associates, Inc.
Stephen I. Schorr	57	2001	Partner, Tatum CFO Partners, LLP
Donald R. Stroben	72	1998	Private Investor

     Mr. Halligan has been President and Chief Executive Officer of the Company since November 1995. From 1988 to 1995, Mr. Halligan was President and Chief Executive Officer of E.S.I. Consulting Group, a private consulting practice, specializing in advising and operating high growth, consumer and service oriented companies. Before forming his consulting practice, Mr. Halligan served from 1983 to 1987 as President and CEO of a privately-held company, Laura Scudder’s, Inc. From 1969 to 1983, Mr. Halligan served as Senior Vice President of Fotomat Corporation and President of its subsidiary, Video Services of America.

     Mr. Irwin has been Chairman of the Board of Directors of the Company since November 1995. Mr. Irwin is a co-founder and President of Grumman Hill Associates, Inc. (“Grumman Hill”), a venture capital firm headquartered in New Canaan, Connecticut. Prior to founding Grumman Hill in 1985, he served as a Managing Director of Dillon, Read & Co., Inc. from 1983 to 1985.

     Mr. Schorr has been a Director since June 2001 and was appointed Chairman of the Audit Committee. He has been a partner in Tatum CFO Partners, LLP, a national firm of career chief financial officers providing services to growth companies since March, 2000. Mr. Schorr was General Manager, West Coast Operations of the Hain Food Group from 1997 to 1999, and was Chief Financial Officer of Westbrae Natural, Inc., a specialty food distributor and processor from 1988 to 1997. From 1982 to 1988, Mr. Schorr served as Corporate Controller and Chief Financial Officer of Linear Corporation, a consumer electronics manufacturer.

     Mr. Stroben has been a Director since May 1998. From 1981 to 1999, Mr. Stroben was Managing General Partner of Princeton/Montrose Partners, a venture capital partnership headquartered in Solana Beach, California and Chairman of Stroben & Hahn Inc., its management company. Mr. Stroben is currently a private investor.

Board Meetings and Committees

     The Board of Directors of the Company held a total of ten meetings during the fiscal year ended December 31, 2002. Each director attended all of the meetings of the Board of Directors held during fiscal year 2002 and all of the meetings held by all committees of the Board of Directors on which he served.

     The Audit Committee, which consists of Messrs. Schorr, Stroben and Irwin, met five times during fiscal year 2002. The Audit Committee’s primary duties and responsibilities include appointment of the independent auditors, evaluation of the performance and independence of such auditors and review of the annual audited financial statements and the quarterly financial statements, as well the adequacy of the Company’s internal controls. These duties and responsibilities are more specifically set forth in the charter of the Audit Committee included in this Proxy Statement as Appendix A. The Board of Directors has determined that Mr. Schorr, the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by SEC rules, and meets the independence standards currently prescribed by Nasdaq.

     The Officers Compensation Committee, which consists of Messrs. Stroben and Irwin, met four times during fiscal year 2002. The function of the Officers Compensation Committee is to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 1988 Incentive Stock Plan (under which no further options may be granted), 1997 Equity Incentive Plan and 1992 Director Option Plan. See “Report of the Officers Compensation Committee of the Board of Directors.”

     The Company does not have a nominating committee.

Compensation

     Each Board member who is not also an employee of the Company has the right to a fee of $1,000 per meeting attended ($500 for telephonic meetings) in consideration of services as a director. Each Board member who is not an employee of the Company is also entitled to an annual retainer fee of $12,000 and each member of the Audit Committee has the right to a fee of $500 per meeting attended ($250 for telephonic meetings) that is not on the same date as a Board meeting. Board and Committee members are also reimbursed for their expenses for each meeting attended. Under the Company’s 1992 Director Option Plan each non-employee director annually receives an option to purchase 10,000 shares of Common Stock. The exercise price of options granted under the 1992 Director Option Plan is the fair market value at the date of grant. Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

Vote Required; Recommendation of Board of Directors

     The affirmative vote of a plurality of the votes duly cast is required for the election of a director. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum but are not counted for the purposes of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

     The Audit Committee has selected KPMG LLP to audit the consolidated financial statements of the Company for 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company by KPMG LLP in fiscal year:	2002	2001

Audit Fees	$158,043	$156,862
Audit-Related Fees (401-k Plan audit)	12,500	15,270
Tax Fees (tax return preparation)	27,448	33,677
All Other Fees	—	—

Total Fees	$197,991	$205,809

     Of the hours expended on the fiscal year 2002 audit engagement by KPMG LLP, none were attributed to work performed by persons other than KPMG LLP’s full-time permanent employees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent in accordance with the best judgment of such persons.

THE BOARD OF DIRECTORS

Haltom City, Texas
April 19, 2003

     Information listed under the caption “Executive Officers of PharmChem” at the end of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is incorporated in this Proxy Statement by reference.

APPENDIX A

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditor, and (4) the Company’s systems of internal accounting and financial controls.

The Audit Committee shall be appointed by the Board and shall include at least three members. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq and the Securities and Exchange Commission (“SEC”). All members of the Audit Committee shall be financially literate and at least one member shall be an “audit committee financial expert” as defined by SEC regulations.

The Audit Committee shall have the authority to retain independent legal, accounting or other advisors, and the Company shall provide appropriate funding therefor, as determined by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Audit Committee shall have the sole authority to appoint and replace the independent auditor and shall be directly responsible for the compensation, and oversight of the work, of the independent auditor.

The Audit Committee shall meet not less often than quarterly. The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

Annually:		2003

1.	Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

2.	Review the Audit Committee’s own performance to determine whether it is functioning effectively.

3.	Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03
(Continued)

Annually:		2003

4.	Appoint the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

5.	Review and evaluate the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

6.	Receive an annual report from the independent auditor regarding the auditor’s independence and delineating all relationships between the auditor and the Company, discuss with the auditor and take appropriate action to satisfy itself of the independence of the auditor.

7.	Approve the fees to be paid to the independent auditor for audit services.

8.	Evaluate the performance of the independent auditor and, if appropriate, replace the independent auditor.

9.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

11.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any weaknesses found in the Company’s internal controls and any disagreements with management.

12.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03
(Continued)

Annually:		2003

13.	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

	(Section 10A of the Private Securities Litigation Reform Act requires an audit of a public company to include (I) procedures designed to provide reasonable assurance of detecting illegal acts that would have a direct and material effect on the determination of financial statement amounts, (ii) procedures designed to identify material related party transactions, and (iii) an evaluation of whether there is substantial doubt about the company’s ability to continue as a going concern during the ensuing fiscal year.)

2003

Year
Quarterly (or as applicable):		1st	2nd	3rd	End

14.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct, and review reports from management with respect to such compliance.

15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03
(Continued)

2003

Year
Quarterly (or as applicable):		1st	2nd	3rd	End

16.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters. This should include an analysis of the effect of alternative GAAP methods on the Company’s financial statements, the ramifications of the use of such alternative methods and disclosure of the method preferred by the independent auditor.

17.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings and the filing of Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

18.	Review with management the Company’s earnings press releases, including the use of “pro forma” non-GAAP information.

19.	Review disclosures made to the Audit Committee by the Company’s chief executive officer and chief financial officer during their certification process for the 10-K and 10-Q regarding any deficiencies in the design or operation of, or material weaknesses in, internal controls.

20.	Review with management and the independent auditor the quality and adequacy of the Company’s internal controls.

21.	Meet with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03
(Continued)

2003

Year
Quarterly (or as applicable):		1st	2nd	3rd	End

22.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

23.	Review with management and the independent auditor the effect of regulatory and accounting initiatives.

24.	Approve in advance the retention of the independent auditor for any non-audit service and the fee for such service.

25.	Review with management and approve any plans by the Company to hire any employee or former employee of the independent auditor who participated in any capacity in the audit of the Company.

26.	Review with management and the independent auditor any correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27.	Review legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28.	Meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

PHARMCHEM, INC.
AUDIT COMMITTEE CHARTER
As Revised 3/18/03
(Continued)

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

PHARMCHEM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2003

          The undersigned stockholder of PharmChem, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2003, and hereby appoints Joseph W. Halligan and David A. Lattanzio, and each of them individually, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PHARMCHEM, INC., to be held on May 13, 2003 at 10:00 a.m. local time, at the Company’s Corporate Headquarters, 4600 North Beach Street, Haltom City, Texas 76137 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

          Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this sample	☒

WITHHELD
1.	ELECTION OF DIRECTORS:		FOR	FOR ALL
	Nominees:Joseph W. Halligan, Richard D. Irwin, Stephen I. Schorr, Donald R. Stroben		☐	☐

WITHHELD FOR: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as independent auditors for the Company for the 2003 fiscal year.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Upon such other matters as may properly come before the meeting or any adjournments or post- ponements thereof.	☐	☐	☐

Check here if you plan to attend the Annual Meeting.	☐

PLEASE COMPLETE, DATE AND SIGN
THIS PROXY AND RETURN IT IN THE
ACCOMPANYING ENVELOPE.

Signature(s)	Date

NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, your title and capacity should be stated. If shares are held jointly, each holder should sign.

- FOLD AND DETACH HERE -